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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-1) of NitroMed, Inc. for the registration of $15 million of its common stock of our report dated February 19, 2004, with respect to the financial statements of NitroMed, Inc. included in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-120280), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Boston, Massachusetts December 6, 2004

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm